SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **THE CRYPTO COMPANY**, did on October 3, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 3, 2017.

Barbara K. Cegavske
Secretary of State

Certified By: Sandy Edwards
Certificate Number: C20171003-0861
You may verify this certificate
online at **http://www.nvsos.gov/**

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Certified Copy

October 3, 2017

Job Number: C20171003-0861
Reference Number: 20170420834-51
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20170420833-40	Articles of Incorporation	5 Pages/1 Copies
20170420830-17	Convert In	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Sandy Edwards
Certificate Number: C20171003-0861
You may verify this certificate
online at **http://www.nvsos.gov/**

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number
Barbara K. Cegavske	20170420833-40
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 10/03/2017 9:39 AM
	Entity Number E0469232017-5

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: The Crypto Company

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Paracorp Incorporated (Name)

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: ______ City: ______ Nevada Zip Code: ______

Mailing Address (if different from street address): ______ City: ______ Nevada Zip Code: ______

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 50,000,000 — Par value per share: $ 0.001 — Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Michael Poutre
23805 Stuart Ranch Rd., Suite 235 (Street Address), Malibu (City), CA (State), 90265 (Zip Code)

2) James Gilbert (Name)
23805 Stuart Ranch Rd., Suite 235 (Street Address), Malibu (City), CA (State), 90265 (Zip Code)

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Sujata Wiese (Name) — X [signature] (Incorporator Signature)
1800 Century Park East, Suite 1500 (Address), Los Angeles (City), CA (State), 90067 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X [signature] for Paracorp Incorporated — 10/2/2017
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Addendum to Articles of Incorporation

4. Names and Addresses of the Board of Directors

Name	Address
1. Anthony Strickland	23805 Stuart Ranch Road, Suite 235, Malibu, CA 90265

ARTICLES OF INCORPORATION

OF

THE CRYPTO COMPANY

ARTICLE 1

The name of the corporation is The Crypto Company (hereinafter, the "Corporation").

ARTICLE 2

The address of the Corporation's registered office in the State of Nevada is 318 N. Carson Street, Suite 208, Carson City, Nevada 89701. The name of its registered agent at such address is Paracorp Incorporated.

ARTICLE 3

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

ARTICLE 4

Section 1. Authorized Shares. The Corporation has authority to issue is 50,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock").

Section 2. Common Stock. The holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors. In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each. Each share of Common Stock shall have one vote with respect to all matters submitted to the shareholders for a vote.

Section 3. Pre-emptive Rights. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase share of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series of the Corporation.

ARTICLE 5

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

Section 2. Number of Directors. The number of directors which shall constitute the Board of Directors shall be determined from time to time by the Bylaws or an amendment thereto.

Section 3. Election and Term of Office. The directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly

elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE 6

The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the Bylaws of the Corporation.

ARTICLE 7

The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

ARTICLE 8

To the fullest extent permitted by Nevada law and subject to the Bylaws of the Corporation, the directors and officers of the Corporation shall not be liable to the Corporation or its stockholders for damages for their conduct or omissions as directors or officers. Any amendment to or repeal of this Article shall not adversely affect any right of a director or officer of the Corporation hereunder with respect to any acts or omissions of the director of officer occurring prior to amendment or repeal.

ARTICLE 9

To the fullest extent permitted by Nevada law, the Corporation shall indemnify and hold harmless the officers and directors of the Corporation. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

[*The remainder of this page is intentionally left blank.*]

IN WITNESS WHEREOF, the undersigned does make and file these Articles of Incorporation, hereby declaring and certifying that the facts stated here are true and correct as of October 3, 2017.

The Crypto Company

By: ______________________
Michael Poutre
Chief Executive Officer